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                                                                  Exhibit 10.5

                             SYGNET WIRELESS, INC.
                            1996 STOCK OPTION PLAN

                                   ARTICLE I
                               NAME AND PURPOSE

     1.1  NAME.     The name of this Plan is the "Sygnet Wireless, Inc. 1996
Stock Option Plan."

     1.2 PURPOSE. The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals and to encourage ownership of the Company's Common Stock by them.


                                  ARTICLE II
                DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

     2.1  GENERAL DEFINITIONS.     The following words and phrases, when used
in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          (a)  AFFILIATE.     A Parent or Subsidiary of the Company.

          (b)  AGREEMENT.     The document which evidences the grant of an
Option under the Plan and which sets forth the terms, conditions and provisions of, and restrictions relating to, such Option.

          (c)  BOARD.    The Board of Directors of the Company.

          (d) CHANGE OF CONTROL. The acquisition, without the approval of the Board, by any person or entity, other than the Company or a Related Entity, of more than 20% of the outstanding shares of the Company's voting common stock through a tender offer, exchange offer, or otherwise; the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason. A related Entity is the Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such plan) maintained by the Parent, the Company, or a Subsidiary.

          (e)  CODE.     The Internal Revenue Code of 1986, as amended.  Any
reference to the Code includes the regulations promulgated pursuant to the Code.







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          (f)  COMPANY.  Sygnet Wireless, Inc.

          (g)  COMMITTEE.     The Committee described in Section 5.1.

          (h) COMMON STOCK. The Company's Class A common stock which presently has a par value of 1 cent per share.

          (i)  EFFECTIVE DATE.     The date that the Plan is approved by the
shareholders of the Company. Any grants of Options prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

          (j)  EMPLOYEE. Any person employed by the Employer.

          (k)  EMPLOYER. The Company and all Affiliates.

          (l)  EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

          (m) FAIR MARKET VALUE. The closing price of the Shares on the NASDAQ on a given date, or, in the absence of sales on a given date, the closing price on the NASDAQ on the last day on which a sale occurred prior to such date; or, if the Shares are not included on the NASDAQ, such price as the Board shall determine to be the fair market value of the Shares.

          (n)  FISCAL YEAR.   The taxable year of the Company which is the
calendar year.

          (o) ISO. An Incentive Stock Option as defined in Section 422 of the Code.

          (p)  NQSO.     A Non-Qualified Stock Option, which is an Option that
does not qualify as an ISO.

          (q)  OPTION.   An option to purchase Shares granted under the Plan,
whether an ISO or an NQSO.

          (r)  PARENT.   Any corporation (other than the Company or a
Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (s)  PARTICIPANT.   An individual who is granted an Option under the
Plan.

          (t)  PLAN.     The Sygnet Wireless, Inc. 1996 Stock Option Plan and
all amendments and supplements to it.

          (u)  RULE 16b-3.    Rule 16b-3 promulgated by the SEC, as amended,
or any successor rule in effect from time to time.

          (v)  SEC. The Securities and Exchange Commission.

          (w)  SHARE.    A share of Common Stock.










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          (x)  SUBSIDIARY.    Any corporation, other than the Company, in an
unbroken chain of corporations beginning with the Company if, at the time of grant of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

     2.3 CONFLICTS IN PLAN. In the case of any conflict in the terms of the Plan relating to an Option, the provisions in the Article of the Plan which specifically grants such Option shall control those in a different Article.


                                  ARTICLE III
                          SHARES SUBJECT TO THE PLAN

     3.1  NUMBER OF SHARES.   The number of Shares for which Options may be
granted under the Plan shall initially be one million Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, commencing with the Fiscal Year beginning in 1997, by the number of Shares equal to 1% of the outstanding Shares as of such first day of the Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

     3.2 REUSAGE. If an Option expires or is terminated, surrendered, forfeited, or cancelled without having been fully exercised, the Shares with respect to which such Option has not been exercised at the time of termination, surrender, forfeiture, or cancellation shall again be available for use under the Plan.

     3.3  ADJUSTMENTS.   If there is any change in the Common Stock of the
Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, number and class of shares available for Options and the number of Shares subject to outstanding Options, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.


                                  ARTICLE IV
                                  ELIGIBILITY

     Options may be granted only to Employees, employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described. The Participants and the Options they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services.








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                                   ARTICLE V
                                ADMINISTRATION

     5.1  COMMITTEE.     The Plan shall be administered by the Committee.  The
Committee shall consist of two or more members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 and "outside directors" as defined by Section 162(m)(4)(C)(i) of the Code. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     5.2  AUTHORITY.     Subject to the terms of the Plan, the Committee shall
have discretionary authority to:

          (a) determine the individuals to whom Options are granted, the type and amounts of Options to be granted and the time of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Option granted;

          (c)  interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the Plan;

          (e)  determine the content and form of all Agreements;

          (f) determine all questions relating to Options under the Plan;

          (g) maintain accounts, records and ledgers relating to Options;

          (h)  maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (j) take, at any time, any action permitted by Section 9.6 irrespective of whether any Change of Control has occurred or is imminent; and

          (k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.











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     5.3  DELEGATION.    Except as required by Rule 16b-3 with respect to
grants of Options to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

     5.4 ADJUDICATION OF CLAIMS. The Committee shall have discretionary authority to make all determinations as to the right to benefits under the Plan. In the event that a Participant believes he has not received the benefits to which he is entitled under the Plan, a claim shall be made in writing to the Committee. The claim shall be reviewed by the Committee. If the claim is approved or denied, in full or in part, the Committee shall provide a written notice of approval or denial within ninety (90) days with, in the case of a denial, the specific reasons for the denial and specific reference to the provisions of the Plan and/or Agreement upon which the denial is based. A claim shall be deemed denied if the Committee does not take any action within the aforesaid 90-day period. If a claim is denied or deemed denied and a review is desired, the Participant shall notify the Committee in writing within sixty (60) days of the receipt of notice of denial or the date on which the claim is deemed to be denied, as the case may be. In requesting a review, the Participant may review the Plan or any document relating to it and submit any written issues and comments he may deem appropriate. The Committee shall then review the claim and provide a written decision within sixty (60) days. This decision, if adverse to the Participant, shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan and/or Agreement on which the decision is based. The Committee's decision on review shall be final.


                                  ARTICLE VI
                                    OPTIONS

     6.1  TYPES OF OPTIONS.   The Committee shall have authority to grant both
ISOs and NQSOs under the Plan.

     6.2 GRANT OF ISOS AND OPTION PRICE. Each ISO must be granted to an Employee and granted within ten (10) years from the date of adoption of the Plan by the Board. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

     6.3  OTHER ISO TERMS.    In addition to the requirements of Section 6.2:

          (a) Each ISO, by its terms, cannot be exercisable after the expiration of ten (10) years from the date such ISO is granted;

          (b) Each ISO, by its terms, cannot be transferable by the optionee otherwise than by will or the laws of descent and distribution, and must be excisable, during his lifetime, only by him; and

          (c) The optionee, at the time the ISO is granted, cannot own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Affiliates unless, at the time the Option is granted, the purchase price is at least one hundred and ten percent (110%) of the Fair Market Value of the Shares subject to the Option and such Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Option is granted.







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     6.4  $100,000 PER YEAR LIMITATION FOR ISOS.  To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs (determined without regard to this Section 6.4) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000.00, such Options shall be treated as options which are not ISOs. The foregoing sentence shall be applied by taking Options into account in the order in which they were granted, and the Fair Market Value of any Shares shall be determined as of the time the Option with respect to such Shares is granted.

     6.5  NQSOS.    The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

     6.6  DETERMINATION BY COMMITTEE.   Except as otherwise provided in
Section 6.2 through Section 6.5, the terms of all Options shall be determined by the Committee.


                                  ARTICLE VII
                        AGREEMENTS AND CERTAIN OPTIONS

     7.1 GRANT EVIDENCED BY AGREEMENT. The grant of any Option under the Plan shall be evidenced by an Agreement which shall describe the specific Option granted and the terms and conditions of the Option. The granting of any Option shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan. The Agreement shall be subject to all of the terms of the Plan.

     7.2 PROVISIONS OF AGREEMENT. Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Option granted which may include, but need not be limited to, the following with respect to any Option:

          -    Description of the type of Option;
          -    The Option's duration;
          -    Its transferability;
          - Its exercise price, the exercise period, and the person or persons who may exercise the Option;
          - The effect upon such Option at the Participant's death or termination of employment;
          -    The Option's conditions;
          - When, if, and how any Option may be forfeited, converted into another Option, modified, exchanged for another Option, or replaced; and
          -    The restrictions on any Shares purchased under the Option.

     7.3  CERTAIN OPTIONS.    Any Option granted to an individual who is
subject to Section 16 of the Exchange Act shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him, his guardian or his legal representative.










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                                 ARTICLE VIII
                      PAYMENT, DIVIDENDS, AND WITHHOLDING

     8.1 PAYMENT. Upon the exercise of an Option, the amount due the Company shall be paid:

          (a)  in cash;

          (b) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;

          (c) in cash, but by means of a so-called "cashless exercise" of an Option; and/or

          (d)  by any combination of the payment methods specified in
               (a), (b) and (c) above.

Notwithstanding the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Common Stock purchased pursuant to an Option shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

     8.2  DIVIDEND EQUIVALENTS.    Grants of Options may include dividend
equivalent payments or dividend credit rights.

     8.3  WITHHOLDING.   Unless otherwise provided in an Agreement, the
Company shall, at the time any Option is exercised, withhold from the Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to the exercise of such Option.


                                  ARTICLE IX
                 AMENDMENT, TERMINATION AND CHANGE OF CONTROL

     9.1  AMENDMENT.     The Board shall have the sole right and power to
amend the Plan at any time and from time to time, provided, however, that the Board may not amend the Plan without approval of the shareholders of the
Company:

          (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

          (b) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

          (c)  in a manner which would violate applicable law.














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     9.2  TERM.     The Plan shall commence as of the Effective Date and,
subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs may be granted, shall continue in full force and effect until terminated.

     9.3  TERMINATION.   The Plan may be terminated at any time by the Board.

     9.4  EFFECT OF AMENDMENT OR TERMINATION.     Subject to the provisions of
Section 9.5, the amendment or termination of the Plan shall not adversely affect a Participant's right to any Option granted prior to such amendment or termination.

     9.5 COMMITTEE'S RIGHT. Any Option granted may be converted, modified, forfeited or cancelled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Option was granted.

     9.6 CHANGE OF CONTROL. In order to maintain a Participant's rights in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing an Option, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without, in any way, limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

          (a) provide for the acceleration of any time periods relating to the exercise of such Option so that such Option may be exercised in full on or before the date fixed by the Committee;

          (b) provide for the purchase of such Option, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such Option had such Option been currently exercisable;

          (c) make such adjustment to the Option then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

          (d) cause the Options then outstanding to be assumed, or new Options substituted therefor, by the surviving corporation in such change.


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

     10.1 HEADINGS AND CAPTIONS.   The headings and captions to the several
Articles and Sections contained in the Plan are included only for convenience and shall not be construed as a part of the Plan or in any respect affect or modify its provisions.

     10.2 NUMBER AND GENDER. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.









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     10.3 GOVERNING LAW. This Plan shall be construed and administered in accordance with the laws of the State of Ohio.

     10.4 PURCHASE FOR INVESTMENT. The Committee may require each person purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     10.5 NO EMPLOYMENT CONTRACT. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

     10.6 NO EFFECT ON OTHER BENEFITS. The grant of Options under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

     10.7 SECTION 16 FAIL-SAFE PROVISION.    With respect to Participants
subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. If and to the extent any provision of the Plan or action by the Board, Committee, or the Committee's designee fails to so comply, it shall be deemed null and void.

     10.8 SECTION 162(M) FAIL-SAFE PROVISION.     If Code Section 162(m) is
applicable to the Company and to a Participant, ISOs and NQSOs are intended to meet the requirements of "other performance-based compensation" under Code
Section 162(m)(4)(C), so that any remuneration resulting from the grant or exercise of any such Option will not be considered "applicable employee remuneration" within the meaning of Code Section 162(m)(4). If and to the extent any provision of the Plan or action by the Board, Committee, or the Committee's designee is contrary to such intention, it shall be deemed null and void.

























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                                 CONDITIONAL
                            STOCK OPTION AGREEMENT


     THIS AGREEMENT, made this ________ day of ____________________________,
1996 (hereinafter the "Grant Date"), by and between Sygnet Wireless, Inc., an Ohio corporation with its principal office at 6550 Seville Drive, Canfield, Ohio (hereinafter the "Company"), and __________________________________,
an employee of the Company or Subsidiary, (hereinafter the "Employee").

     WHEREAS, the Board of Directors of the Company is of the opinion that the interest of the Company will be advanced by granting an incentive to key employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, and encouraging and enabling such employee to acquire stock ownership of the Company; and

     WHEREAS, the Company has established a Stock Option Plan for key employees (hereinafter the "Plan") to advance that purpose; and

     WHEREAS, the Employee is regarded by the Board of Directors as a key employee of the Company.

     WHEREAS, the Company expects to close about September 30, 1996 on an agreement to purchase certain cellular telephone business assets, including various FCC non-wireline cellular telephone licenses for RSA's in Pennsylvania and New York ("Horizon Purchase").

     WHEREAS, the Company has filed a Registration Statement with the SEC, whereby the Company will seek to finance in part the Horizon Purchase through issuing securities to the public, including approximately $110 million in high yield debt, and $35 million in equity (the "IPO").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

     1. CONDITION PRECEDENT. This Stock Option Agreement is subject to the condition of either the consummation of the IPO or the closing of the Horizon Purchase before December 31, 1996. If neither the IPO is consummated nor the Horizon Purchase has closed by December 31, 1996, then this Stock Option Agreement is void.

     2.   GRANT OF OPTION.    Subject to the condition precedent contained in
Paragraph 1 and also subject and pursuant to the terms and conditions of the Plan, a copy of which is attached hereto, and this Agreement, the Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of ______________ shares of Class A Common Stock of the Company (the "Shares"). The option granted hereby is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1990 (the "Code"), and shall be so construed.

     3.   PURCHASE PRICE.     The price at which the Employee shall be
entitled to purchase each Share shall be the price of the Company's Class
A Stock to the public at the initial public offering of the stock on ______________________________________, 1996. If there is no IPO, then the price shall be the strike price determined by specific, express action of the Board of Directors subsequent to the date hereof.

     4. DURATION OF OPTION. This Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date unless sooner terminated as provided herein or in the Plan.




















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     5.   EXERCISABILITY OF OPTION.     This Option shall be exercisable
beginning on January 1, 1997. In no event may the Option be exercised after the tenth anniversary of the Grant Date. This Option may not be exercised while the Employee is on disciplinary leave, and upon the resignation or dismissal of Employee, the non-vested portion will become void. This stock option will vest over a five (5) year period in equal twenty percent (20%) increments on the anniversary date of this Agreement.

     6.   BINDING EFFECT; NO ASSIGNMENT.     This Agreement shall be binding
upon and inure to the benefit of the parties hereto and any successors to the business of the Corporation; this Option shall not be transferable by the Employee other than by will or the laws of descent and distribution.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             CORPORATION

                             By:     _________________________________

                             Title:  _________________________________



                             EMPLOYEE

                             _________________________________________









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